Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2022 with respect to the consolidated financial statements of HireQuest, Inc. as of and for the years ended December 31, 2021 and 2020. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado

May 25, 2022